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FORM NO. 2                                                           EXHIBIT 3.1



                                    [LOGO]

                                   BERMUDA
                            THE COMPANIES ACT 1981
                         MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                            (Section 7(1) and (2))

                           MEMORANDUM OF ASSOCIATION
                                      OF


                            Gemini Re Holdings Ltd.
                  (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.  We, the undersigned, namely,

NAME                   ADDRESS             BERMUDIAN        NATIONALITY        NUMBER OF
                                            STATUS                             SHARES
                                           (Yes/No)                            SUBSCRIBED
Lisa J. Marshall       Clarendon House        Yes             British              One
                       2 Church Street
                       Hamilton HM 11
                       Bermuda

David W.P. Cooke           "                  Yes             British              One

James M. Macdonald         "                  Yes             British              One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.  The Company is to be an exempted Company as defined by the Companies Act
    1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:

    N/A.

5. The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.

6.  The objects for which the Company is formed and incorporated are -

    (i)     packaging of goods of all kinds;

    (ii)    buying, selling and dealing in goods of all kinds;

    (iii)   designing and manufacturing of goods of all kinds;

    (iv) mining and quarrying and exploration for metals, minerals, fossil fuels and precious stones of all kinds and their preparation for sale or use;

    (v) exploring for, the drilling for, the moving, transporting and re-fining petroleum and hydro carbon products including oil and oil products;

    (vi) scientific research including the improvement, discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

    (vii) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

    (viii) ships and aircraft owners, managers, operators, agents, builders and repairers;

    (ix) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

    (x)     travel agents, freight contractors and forwarding agents;

    (xi)    dock owners, wharfingers, warehousemen;

    (xii) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

    (xiii)  all forms of engineering;

    (xiv) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

    (xv) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, trade secrets, designs and the like;

    (xvi) buying, selling, hiring, letting and dealing in conveyances of any sort;

    (xvii) employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

    (xviii) to acquire by purchase or otherwise hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated;

    (xix) to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence; and

    (xx) to provide and/or procure financing and financial investment, management and advisory services and administrative services to all or any of the following: (i) any subsidiary and affiliate (as such expressions are understood in the Companies Act 1981) of the Company, wherever incorporated; (ii) any entity controlled directly or indirectly, by the Company; and (iii) any entity in which the Company owns, directly or indirectly, an equity interest of not less than twenty percent of the total equity issued and outstanding in that entity; and, in connection with any of the foregoing, to provide and or procure credit, financial accommodation, loans and or advances with or without interest to any such subsidiary or affiliate or entity and to lend to and or deposit with any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide collateral for loans or other forms of financing provided to any such subsidiary or affiliate or entity.

7.  Powers of the Company

    1. The Company shall, pursuant to the Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof


/s/  Lisa J. Marshall                      /s/  Karen O'Connor
-----------------------------------        -----------------------------------


/s/  David W.P. Cooke                      /s/  Karen O'Connor
-----------------------------------        -----------------------------------


/s/  J. M. Macdonald                       /s/  Karen O'Connor
-----------------------------------        -----------------------------------



-----------------------------------        -----------------------------------

           (Subscribers)                               (Witnesses)


SUBSCRIBED this 30th day of November, 1998